EXHIBIT 99.1

Brookfield Asset Management Announces Record Second Quarter Results

Fundraised a Record $77 Billion in the Second Quarter; $98 Billion Year-to-Date Quarterly

Fee-Related Earnings of $808 Million, Up 20% Year-Over-Year Quarterly Distributable

Earnings of $707 Million, Up 15% Year-Over-Year

Advanced our Leadership Position in AI Infrastructure, Energy and Retirement Services Through Several Strategic Partnerships

NEW YORK, Aug. 05, 2026 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) (“BAM”), a leading global alternative asset manager headquartered in New York with over $1 trillion of assets under management, today announced financial results for the quarter ended June 30, 2026.

Connor Teskey, CEO of Brookfield Asset Management, stated, "We delivered a strong second quarter, with record fundraising of $77 billion, led by private equity, infrastructure, and credit. Fee-related earnings grew 20% to $808 million, and fee-bearing capital reached $672 billion, up 19% year-over-year, delivering performance above our long-term targets. Together with the continued momentum across the broader business, we expect our best year ever."

He continued, "Our ability to fundraise across the largest and most diverse pools of global capital and deploy into the largest and most attractive investment themes continues to accelerate. The current environment is increasing demand for high-quality real assets and essential service businesses. Further, our recent acquisition of the remainder of Oaktree strengthens our credit platform, enables us to deliver the full breadth of Brookfield’s capabilities to clients, and positions us well to capitalize on opportunities that may emerge through credit cycles.”

Common Dividend Declaration

The board of directors of BAM declared a quarterly dividend of $0.5025 per share, payable on September 29, 2026, to shareholders of record as of the close of business on August 31, 2026.

Financial Results

In the second quarter, we delivered strong results, driven by record capital inflows and strong deployment.

	Three Months Ended		Twelve Months Ended
Unaudited For the periods ended	June 30	June 30	June 30	June 30
(US$ millions, except per share amounts)	2026	2025	2026	2025
Fee-related earnings[1]	$808	$676	$3,201	$2,695
Fee-related earnings per share	$0.50	$0.42	$1.97	$1.65
Distributable earnings[1]	$707	$613	$2,837	$2,535
Distributable earnings per share	$0.44	$0.38	$1.75	$1.56
Net income	$1,172	$584	$3,065	$2,308
See end notes

Net income was $1.2 billion in the quarter and $3.1 billion over the last twelve months.

Fee-related earnings (“FRE”) increased 20% to $808 million or $0.50 per share for the quarter and 19% to $3.2 billion, or $1.97 per share over the last twelve months.

Distributable earnings (“DE”) were $707 million, or $0.44 per share in the quarter and $2.8 billion, or $1.75 per share over the last twelve months, up 15% and 12%, respectively.

Operating Results

Fee-bearing capital grew to $672 billion, up 19% year-over-year, as a result of $163 billion of fundraising in the past twelve months. Our second quarter fundraising of $77 billion was driven by flagship strategies and a large investment management mandate. The seventh vintage of our private equity flagship strategy raised $6.7 billion and the sixth vintage of our infrastructure flagship strategy raised $9.3 billion. Both funds are on track to be the largest vintage of their respective strategy.

A growing set of strong investment opportunities continued to support robust capital deployment, with $21 billion invested across our business during the quarter. We also monetized $11 billion in the quarter from the sale of high quality assets at attractive valuations and advanced several other monetization transactions.

Highlights of our activities across each of our business groups in the second quarter include:

Infrastructure

  Fundraising: We raised $10 billion, including $7.9 billion for our infrastructure flagship strategy, $900 million for our supercore infrastructure strategy, and $900 million for our infrastructure private wealth strategy. The flagship is targeting its first close this year, with additional closes expected thereafter. In addition, we held a first close in our AI infrastructure strategy, bringing total commitments to date to $5 billion.
  Deployment: We deployed $3.3 billion, including $1.7 billion for the acquisition of a leading U.S. fiber to the home business and a $1.0 billion investment for incremental funding on construction of a U.S. semiconductor fabrication facility.
  Monetization: In July, we monetized a portion of our investment in a leading data center infrastructure platform through its IPO, raising over $1 billion in proceeds.

Energy

  Fundraising: We raised $2.5 billion, including $1.4 billion for our infrastructure flagship strategy.
  Deployment: We deployed $1.0 billion across several renewable investments. In July, we also committed approximately $3.0 billion to acquire the largest standalone energy storage business in North America expected to close later this year.

Private Equity

  Fundraising: We raised $8.6 billion, primarily driven by $6.7 billion for our private equity flagship strategy and capital raised for the Middle East private equity and financial infrastructure strategies.
  Deployment: We deployed $1.4 billion and signed an agreement to acquire the world’s largest air freight services provider, which is expected to close later this year.
  Monetization: We signed an agreement to sell our investment in a specialized engineering firm, and subsequent to the end of the quarter, we sold a stake in a leading alternative asset manager in Australia.

Real Estate

  Fundraising: We raised $4.3 billion across our real estate strategies, including nearly $700 million for the geographic sleeves of our flagship strategy and $3.0 billion from separately managed accounts and co-investment.
  Deployment: We deployed $5.2 billion, including the acquisition of the largest privately held U.S. manufactured home portfolio and the take-private of a publicly-traded outdoor industrial storage portfolio.

Credit

  Fundraising: We raised $51 billion of capital, including $45 billion from Brookfield Wealth Solutions, inclusive of the $40 billion Just Group mandate. We also raised $6.0 billion across Oaktree and our other partner managers and approximately $600 million for our infrastructure debt strategy.
  Deployment: We deployed $10 billion, across our credit strategies, including $1.9 billion for opportunistic credit strategies. In July, we announced an investment in a Middle Eastern pipeline company for $3.0 billion.

Strategic Initiatives and Partnerships

This year, we continued to advance a number of strategic initiatives that strengthen our competitive position, expand our distribution capabilities and reinforce our leadership across AI infrastructure, power and private markets.

  In July, completed our acquisition of Oaktree, marking the next step in a partnership that began in 2019 and fully integrating Oaktree into Brookfield’s broader platform.
  Formed a strategic partnership with OpenAI to accelerate enterprise AI adoption by deploying its technology and engineering capabilities across our industrial and manufacturing businesses.
  Expanded our strategic partnership with Bloom Energy from $5 billion to $25 billion to finance rapidly deployable power solutions for AI infrastructure.
  Announced a strategic partnership with the U.S. Department of Energy (“DOE”) to accelerate the deployment of Westinghouse nuclear reactor technology, supported by funding of $17.5 billion from the DOE.
  Expanded our AI infrastructure framework agreement with the French government from €20 billion to €30 billion to enable sovereign AI infrastructure.
  Announced a partnership with two global technology leaders to invest in AI cloud infrastructure that will expand Korea’s sovereign AI factory infrastructure and power AI companies in Korea and the U.S.
  Selected as AllianceBernstein’s partner to distribute our real asset strategies through target-date funds, further enhancing our presence in the U.S. defined contribution market.
  In July, announced a $100 billion plan to develop an AI data center campus at the U.S. DOE’s Paducah, Kentucky site, in partnership with a leading North American energy company.
  Repurchased $200 million of BAM shares during the quarter.

Uncalled Fund Commitments and Liquidity

As of June 30, 2026, we had $149 billion of uncalled fund commitments, $68 billion of which will generate approximately $680 million of annual fees once deployed. We had corporate liquidity of $3.1 billion as of June 30, 2026, comprised of cash reserved for the purchase of Oaktree, short term financial assets, and undrawn capacity on our revolving credit facility.

During the quarter, we issued $1.0 billion of senior notes, comprised of $550 million of five-year senior unsecured notes with a coupon of 4.832% and $450 million of ten-year senior unsecured notes with a coupon of 5.298%.

End Notes
______________________

1. See Reconciliation of Net Income to FRE and DE on page 8 and Non-GAAP and Performance Measures section on page 10.
2. Other income includes BAM's portion of equity method investments’ realized carried interest, investment income, interest expense and other items.

Brookfield Asset Management Balance Sheets
Unaudited As of (US$ millions)	June 30 2026	December 31 2025
Assets
Cash and cash equivalents	$1,503	$1,583
Accounts receivable and other	845	750
Investments	10,360	9,795
Investments of consolidated funds	3,090	505
Due from affiliates	3,198	3,280
Deferred income tax assets and other assets	1,084	1,134
Total assets	$20,080	$17,047

Liabilities
Accounts payable and other	$2,663	$2,908
Corporate borrowings	3,466	2,478
Borrowings of consolidated funds	589	462
Due to affiliates	1,244	720
Due to affiliates of consolidated funds	36	—
Deferred income tax liabilities	214	169
Total liabilities	8,212	6,737

Preferred shares redeemable non-controlling interest	1,238	1,398
Redeemable non-controlling interest in consolidated funds	1,442	—

Equity	9,188	8,912

Total liabilities and equity	$20,080	$17,047

Brookfield Asset Management Statements of Operations

	Three Months Ended		Six Months Ended
Unaudited For the periods ended	June 30	June 30	June 30	June 30
(US$ millions, except per share amounts)	2026	2025	2026	2025
Revenues

Base management and advisory fees	$919	$815	$1,779	$1,652
Incentive fees	128	116	258	233
Carried interest income	553	(63)	665	(61)
Other revenues	153	222	389	347
Total revenues	1,753	1,090	3,091	2,171

Expenses
Compensation and operating	(548)	(504)	(1,023)	(847)
Interest	(60)	(37)	(107)	(50)
Carried interest allocation compensation	(51)	(16)	(262)	(162)
Total expenses	(659)	(557)	(1,392)	(1,059)
Other income (expenses)	41	(55)	62	(110)
Share of income from equity method investments	199	181	269	239
Income before taxes	1,334	659	2,030	1,241
Income tax expense	(162)	(75)	(272)	(150)
Net income	1,172	584	1,758	1,091
Net (income) loss attributable to non-controlling interests	(268)	36	(237)	110
Net income attributable to BAM	$904	$620	$1,521	$1,201
Net income attributable to BAM per share
Basic	$0.56	$0.38	$0.95	$0.74
Diluted	$0.56	$0.38	$0.94	$0.74

SELECT FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO FEE-RELATED EARNINGS AND DISTRIBUTABLE EARNINGS

	Three Months Ended		Six Months Ended
Unaudited For the periods ended	June 30	June 30	June 30	June 30
(US$ millions)	2026	2025	2026	2025
Net income	$1,172	$584	$1,758	$1,091
Add or subtract the following:
Provision for taxes[1]	162	75	272	150
Depreciation and amortization[2]	20	11	40	14
Carried interest allocations[3]	(553)	63	(665)	61
Carried interest allocation compensation[3]	51	16	262	162
Other income and expenses[4]	(41)	55	(62)	110
Interest expense[5]	60	37	107	50
Interest and dividend revenue[5]	(36)	(42)	(65)	(62)
Other revenues[6]	(117)	(197)	(324)	(312)
Share of income from equity method investments[7]	(199)	(181)	(269)	(239)
Fee-related earnings of equity method investments at our share[7]	170	103	314	209
Compensation costs recovered from affiliates[8]	101	137	168	129
Other adjustments[9]	18	15	44	11
Fee-related earnings	808	676	1,580	1,374
Add: Investment & other income (net of interest expense)[10]	(27)	14	(16)	47
Add: Equity-based compensation costs[10]	23	11	37	25
Less: Cash taxes[11]	(97)	(88)	(192)	(179)
Distributable earnings	$707	$613	$1,409	$1,267
  This adjustment removes the impact of income tax provisions on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over the long-term due to the substantial deferred tax assets of BAM.
  This adjustment removes the depreciation and amortization on property, plant and equipment and intangible assets, which are non-cash in nature and therefore excluded from FRE as well as certain capital depreciation costs recharged from BAM's affiliates.
  These adjustments remove the impact of both unrealized and realized carried interest allocations and the associated compensation expense. Unrealized carried interest allocations and associated compensation expense are non-cash in nature. Carried interest allocations and associated compensation costs are included in DE once realized.
  This adjustment removes other income and expenses associated with fair value changes for consolidated entities and funds.
  This adjustment removes interest and charges paid or received by consolidated entities and funds.
  This adjustment adds back other revenues earned that are non-cash in nature.
  These adjustments remove our share of equity method investments' earnings, including items 1) to 6) above and include its share of equity method investments' fee-related earnings.
  This item adds back compensation costs that will be borne by affiliates.
  This adjustment adds base management fees earned from funds that are eliminated upon consolidation and other items.
  This adjustment adds back equity-based compensation and other income associated with BAM’s portion of equity method investments' realized carried interest, investment income and other items.
  Represents the impact of cash taxes paid by the business.

RECONCILIATION OF BASE MANAGEMENT AND ADVISORY FEES TO FEE REVENUES

	Three Months Ended		Six Months Ended
Unaudited For the periods ended	June 30	June 30	June 30	June 30
(US$ millions)	2026	2025	2026	2025
Base management and advisory fees	$919	$815	$1,779	$1,652
Incentive fees[1]	128	116	258	233
Fee revenues from equity method investments[2]	439	358	861	717
Other adjustments[3]	8	(4)	22	(17)
Fee revenues	$1,494	$1,285	$2,920	$2,585
  This adjustment adds incentive distributions that are included in fee revenues.
  This adjustment adds Oaktree management fees at 100% ownership and our proportionate share of partner manager earnings.
  This adjustment involves base management fees earned from funds that are eliminated upon consolidation and other items.

Additional Information

Shareholders are encouraged to review additional information about Brookfield Asset Management’s results, available on our website under the “Reports & SEC Filings” section at bam.brookfield.com. The Supplemental for the three months and twelve months ended June 30, 2026 is available today and provides further detail on the company’s strategy, operations and financial results. Our Second Quarter 2026 shareholder letter will be published on August 13, 2026, providing discussion on some of the major themes shaping Brookfield’s long-term strategy and outlook.

The statements contained herein are based primarily on information that has been extracted from our financial statements for the quarter ended June 30, 2026, which have been prepared using U.S. GAAP. The amounts have not been audited by BAM’s external auditor.

BAM’s Board of Directors has reviewed and approved this document, including the summarized unaudited consolidated financial statements, prior to its release.

Information on our dividends can be found on our website under the “Share Information” section at bam.brookfield.com.

Quarterly Earnings Call Details

Investors, analysts and other interested parties can access BAM’s Second Quarter 2026 Results as well as the Supplemental Information on its website under the “Reports & SEC Filings” section at bam.brookfield.com.

To participate in the Conference Call today at 10:00 a.m. ET, please preregister at https:// register-conf.media-server.com/register/BI25c79b4fce1542938abfce53ebcca730.

Upon registering, you will be emailed a dial-in number, and unique PIN.

The Conference Call will also be webcast live at https://edge.media-server.com/mmc/p/bqd6oehs. For those unable to participate in the Conference Call, the telephone replay will be archived and available for 90 days, or on our website at bam.brookfield.com.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

Please note that Brookfield Asset Management Ltd.’s previous audited annual and unaudited quarterly reports have been filed on EDGAR and SEDAR+ and can also be found in the investor section of its website at bam.brookfield.com. Hard copies of the annual and quarterly reports can be obtained free of charge upon request.

For more information, please visit our website at www.brookfield.com or contact:

Media: Simon Maine Tel: (332) 298-0447 Email: simon.maine@brookfield.com	Investor Relations: Jason Fooks Tel: (866) 989-0311 Email: jason.fooks@brookfield.com

Non-GAAP and Performance Measures of our Asset Management Business

This news release and accompanying financial information are based on generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We make reference to Distributable Earnings (“DE”), which is referring to the sum of its fee-related earnings, realized carried interest, realized principal investments, interest expense, and general and administrative expenses; excluding equity-based compensation costs and depreciation and amortization. The most directly comparable measure disclosed in the primary financial statements of Brookfield Asset Management for DE is net income. This provides insight into earnings received by the company that are available for distribution to common shareholders or to be reinvested into the business.

We use Fee-Related Earnings (“FRE”) and DE to assess our operating results and the value of Brookfield’s business and believe that many shareholders and analysts also find these measures of value to them.

We disclose a number of financial measures in this news release that are calculated and presented using methodologies other than in accordance with U.S. GAAP. These financial measures, which include FRE and DE, should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with U.S. GAAP. We caution readers that these non-GAAP financial measures or other financial metrics are not standardized under U.S. GAAP and may differ from the financial measures or other financial metrics disclosed by other businesses and, as a result, may not be comparable to similar measures presented by other issuers and entities.

We provide additional information on key terms and non-GAAP measures in our filings available at bam.brookfield.com.

Notice to Readers

BAM is not making any offer or invitation of any kind by communication of this news release and under no circumstance is it to be construed as a prospectus or an advertisement.

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies, capital management and outlook of BAM and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of BAM are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “project”, “forecast”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to future results, performance, achievements, prospects or opportunities of BAM and the US, Canadian or international markets.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: (i) volatility in the trading price of our class A limited voting shares; (ii) deficiencies in public company financial reporting and disclosures; (iii) the difficulty for investors to effect service of process and enforce judgments in various jurisdictions; (iv) being subjected to numerous laws, rules and regulatory requirements; (v) the potential ineffectiveness of our policies to prevent violations of applicable law; (vi) foreign currency risk and exchange rate fluctuations; (vii) further increases in interest rates; (viii) political instability or changes in government; (ix) unfavorable economic conditions or changes in the industries in which we operate; (x) inflationary pressures; (xi) catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics; (xii) ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs; (xiii) failure of our information technology systems; (xiv) failure to adopt AI in support of our business objectives (xv) us and our managed assets becoming involved in legal disputes; (xvi) losses not covered by insurance; (xvi) inability to collect on amounts owing to us; (xviii) operating and financial restrictions through covenants in our loan, debt and security agreements; (xix) our ability to maintain our global reputation; (xx) risks related to our infrastructure, energy, private equity, real estate, and credit strategies; (xxi) the impact of poor product development or marketing efforts on fee-bearing capital; (xxii) managing our cash flow and meeting our financial obligations; (xxiii) our acquisitions; (xxiv) requirement of temporary investments and backstop commitments to support our asset management business; (xxv) revenues impacted by a decline in the size or pace of investments made by our managed assets; (xxvi) our earnings growth can vary, which may affect our dividend and the trading price of our class A limited voting shares; (xxvii) exposed risk due to increased amount and type of investment products in our managed assets; (xxviii) information barriers that may give rise to conflicts and risks; (xxix) Brookfield Corporation (“BN”) exercising substantial influence over BAM; (xxx) BN transferring the ownership of BAM to a third party; (xxxi) potential conflicts of interest with BN; (xxxii) difficulty in maintaining our culture or managing our human capital; (xxxiii) United States and Canadian taxation laws and changes thereto and (xxxiv) other factors described from time to time in our documents filed with the securities regulators in the United States and Canada.

We caution that the foregoing list of important factors that may affect future results is not exhaustive and other factors could also adversely affect future results. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

Past performance is not indicative nor a guarantee of future results. There can be no assurance that comparable results will be achieved in the future, that future investments will be similar to historic investments discussed herein, that targeted returns, growth objectives, diversification or asset allocations will be met or that an investment strategy or investment objectives will be achieved (because of economic conditions, the availability of appropriate opportunities or otherwise).